EMPLOYMENT CONTRACT FOR SENIOR EXECUTIVE


         THE WORLD WIDE MAGIC NET, INC., a California corporation, located at 320 S. Garfield Avenue, Alhambra, California 91803, hereinafter referred to as the Employer, and ALAN CHANG, 2704 Birch Street, Apt. B, Alhambra, California 91801, hereinafter referred to as the Employee, in consideration of the mutual promises made herein, agree as follows:


                          ARTICLE 1. TERM OF EMPLOYMENT

                                 Specified Term

         Section 1.01. The Employer hereby employs Employee and Employee hereby accepts employment with Employer for two (2) years beginning on September 16, 1996.


                               Earlier Termination

         Section 1.02. This agreement may be terminated earlier as hereinafter provided.


                  ARTICLE 2. DUTIES AND OBLIGATIONS OF EMPLOYEE

                         Title and Description of Duties

         Section 2.01. Employee shall serve as Vice President for Administration and General Counsel of THE WORLD WIDE MAGIC NET, INC. In that capacity, Employee shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of a corporate vice president and General Counsel. However, Employee shall at all times be subject to the direction of the President, and to the policies established by the Board of Directors, of Employer.

                  Loyal and Conscientious Performance of Duties

         Section 2.02. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this agreement.

                 Devotion of Entire Time to Employer's Business

         Section 2.03. (a) Employee shall devote his entire productive time, ability, and attention to the business of Employer during the term of this contract.

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         (b) During the term of this agreement, Employee shall not engage in any other business duties or pursuits whatsoever. Furthermore, during the term of this agreement, Employee shall not, whether directly or indirectly, render any services of a commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's President. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities, including pursuit of a legal practice, shall not be deemed a breach of this agreement if those activities do not materially interfere with the services required under this agreement and shall not require the prior written consent of Employer's President.

         (c) This agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this agreement. However, Employee shall not, directly or indirectly, acquire, hold, or retain any interest in any business competing with or similar in nature to the business or Employer.

                             Competitive Activities

         Section 2.04. During the terms of this contract and six (6) months after termination, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

                        Uniqueness of Employee's Services

         Section 2.05. Employee hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that Employer, in addition to any other rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Employee.

                                  Trade Secrets

         Section 2.06. (a) The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of his duties hereunder, Employee shall have access to and become acquainted with information concerning the operation of Employer, including without limitation, financial, personnel,

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sales,  planning,  and other information that is owned by Employer and regularly used in the operation of Employer's business and that this information constitutes Employer's trade secrets.

         (b) Employee agrees that he shall not disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment with Employer.

         (c) Employee further agrees that all files, records, documents, equipment, and similar items relating to Employer's business, whether prepared by Employee or others, are and shall remain exclusively the property of Employer and that they shall be removed from the premises of Employer only with the express prior consent of Employer's President.


                       ARTICLE 3. OBLIGATIONS OF EMPLOYER

                               General Description

         Section 3.01. Employer shall provide Employee with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this agreement.

                                Office and Staff

         Section 3.02. Employer shall provide Employee with a office, stenographic help, office equipment and supplies, and other facilities and services, suitable to Employee's position and adequate for the performance of his duties.

                      Indemnification of Losses of Employee

         Section 3.03. Employer shall indemnify Employee for all losses sustained by Employee in direct consequence of the discharge of his duties on Employer's behalf.


                       ARTICLE 4. COMPENSATION OF EMPLOYEE

                                  Annual Salary

         Section 4.01. (a) As compensation for the services to be rendered by Employee hereunder, Employer shall pay Employee an `annual salary at the rate per annum $70,000.00, payable in equal semi-monthly installments of $2,916.67 on the fifteenth (15th) and final days of each month during the period of employment, prorated for any partial employment period.

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         (b) Employee  shall  receive such annual  increases in salary as may be determined by Employer's president in his sole discretion at least annually on or about each anniversary of the execution of this contract or at the meeting of the shareholders or Board of Directors.

                                 Tax Withholding

         Section 4.02. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.


                         ARTICLE 5. EMPLOYEE INCENTIVES

                        Cash Bonus Based on Profitability

         Section 5.01. (a) in any fiscal year in which the net income of Employer exceeds twelve (12) percent of capital investment in Employer, Employee shall receive a share of a five (5) percent cash bonus on all amounts exceeding twelve (12) percent of capital investment in Employer for his services in addition to any other compensation which he is entitled to receive hereunder. This bonus is for administrative staff only. Employee's share of such cash bonus shall be decided by Employer.

         (b) For the purpose of this provision, the net income of Employer is defined as net income after expenses but before taxes as determined by the firm of certified public accountants retained by Employer in accordance with sound accounting principles and consistent with the prior accounting practices of Employer.

         (c) For purpose of this provision, the capital investment in Employer shall be based on the weighted average capital invested in Employer during the year of Employee's employment.

                             Restricted Stock Option

         5.02. (a) As additional compensation, Employer agrees to provide Employee with the option to purchase 100,000 shares of common stock at $.20 per share. This restricted stock option shall vest six months after the execution of this employment agreement. However, the Employee may only purchase fifty (50) percent of the restricted stock option at the end of his first year of employment (i.e., 50,000 shares). Employee shall have fifteen (15) business days after the end of his first year of employment to exercise this restricted stock option. The Employee may purchase the remaining fifty (50) percent of the restricted stock option at the end of his second year of

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employment.  Employee shall have fifteen (15) business days after the end of his second year of employment to exercise this restricted stock option.

         (b) Employee will have no right to this restricted stock option upon Employer's termination of this agreement for or without cause.

                       Reimbursement of Professional Fees

         5.03. (a) Employer agrees to reimburse Employee for all fees incurred by Employee in order for Employee to maintain his status as an active member of the State Bar of California, including but not limited to State Bar dues and fees for MCLE classes. Employee will receive a maximum reimbursement of $500.00 for State Bar dues and a maximum reimbursement of $500.00 for MCLE classes.


                          ARTICLE 6. EMPLOYEE BENEFITS

                                 Annual Vacation

         Section 6.01. After completing one year of employment, Employee shall be entitled to fifteen (15) working days vacation time each year with full pay. Employee may be absent from his employment for vacation only at such times as Employer's President shall determine from time to time. If Employee is unable for any reason to take the total amount of authorized vacation time during any year, he may accrue that time and add it to vacation time for any following year up to a maximum of twenty (20) vacation days or may receive a cash payment in an amount equal to the amount of annual salary attributable to that period.

                                     Illness

         Section 6.02. Upon completion of six (6) months in the service of Employer, Employee shall be entitled to five (5) days per year as sick leave with full pay. Sick leave may be accrued up to a maximum of eight (8) days per year.

                             Group Medical Insurance

         Section 6.03. Employer agrees to include Employee under Employer's group medical insurance coverage. For the first six (6) months after the execution of this employment agreement, Employee shall not receive any group medical insurance coverage from Employer.

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                          ARTICLE 7. BUSINESS EXPENSES

                                Business Expenses

         Section 7.01. (a) Employer shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in promoting the business of Employer, including expenditures for entertainment, gifts, and travel.

         (b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal or state income tax return of Employer.

         (c) Each such expenditure shall be reimbursable only if Employee furnishes to Employer adequate records and other documentary evidence required by federal or state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

              Repayment by Employee of Disallowed Business Expenses

         Section 7.02. In the event that any expenses paid for Employee or any reimbursement of expenses paid to Employee, shall, on audit or other examination of Employer's income tax returns, be determined not to be allowable deductions from Employer's gross income, and in the further event that any such determination is acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Employee shall repay to Employer the amount of the disallowed expenses.


                      ARTICLE 8. TERMINATION OF EMPLOYMENT

                              Termination for Cause

         Section 8.01. (a) Employer reserves the right to terminate this agreement if employee (1) willfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement, or (2) commits acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude, that would prevent the effective performance of his duties.

         (b) Employer may at its option terminate this agreement for the reasons stated in this section by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this agreement.

         (c) The notice of  termination  required by this section

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shall  specify  the  ground  for the  termination  and shall be  supported  by a statement of all relevant facts.

         (d) Termination under this section shall be considered "for cause" for the purposes of this agreement.

                            Termination Without Cause

         Section 8.02. (a) This agreement shall be terminated upon the death of Employee.

         (b) Employer reserves the right to terminate this agreement not less than three months after Employee suffers any physical or mental disability that would prevent the performance of his duties under this agreement. Such a termination shall be effected by giving 10 days' written notice of termination to Employee.

         (c) Employer reserves the right to terminate Employee without cause within the first six (6) months after the execution of this employment agreement.

         (d) Termination under this section shall be considered "without cause" for the purposes of this agreement.

              Effect of Merger, Transfer of Assets, or Dissolution

         Section 8.03. (a) This agreement shall not be terminated by any voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which Employer is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Employer.

         (b) In the event of any such merger or consolidation or transfer of assets, Employer's rights, benefits, and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of Employer's assets.

         (c) This agreement shall be terminated by any voluntary of involuntary dissolution of Employer not resulting from either a merger or consolidation. In the even of such dissolution, Employer will provide Employee with one (1) month severance pay.

                             Termination by Employee

         Section 8.04. Employee may terminate his obligations under this agreement by giving Employer at least one month notice in advance.

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                             Effect on Compensation

         Section 8.05. In the event that this agreement is terminated prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation earned by and vested in him prior to the date of termination as provided for in this agreement, computed pro rata up to and including that date. Employee shall be entitled to no further compensation as of the date of termination.


                          ARTICLE 9. GENERAL PROVISIONS

                                     Notices

         Section 9.01. Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

                                   Arbitration

         Section 9.02. (a) Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

         (b) Employer and Employee shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

         (c) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

                           Attorneys's Fees and Costs

         Section 9.03. If any legal action based in contract law is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

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                                Entire Agreement

         Section 9.04. This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding.

                                  Modifications

         Section 9.05. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

                                Effect of Waiver

         Section 9.06. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right of power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

                               Partial Invalidity

         Section 9.07. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

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                             Law Governing Agreement

         Section 9.08 This agreement shall be governed by and construed in accordance with the laws of the State of California.


         Executed on October 8, 1996, at Alhambra, California.

                                            EMPLOYER
                                            THE WORLD WIDE MAGIC NET, INC.

                                            By:  /S/ FRANK YUAN
                                                 -----------------------------
                                                     FRANK YUAN, PRESIDENT


                                            EMPLOYEE

                                                /S/ ALAN CHANG
                                                 -----------------------------
                                                    ALAN CHANG


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